RE:	MHI Hospitality Corporation
4801 Courthouse Street, Suite 201
Williamsburg, VA 23188
(757) 229-5648

TRADED: AMEX: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Bill Zaiser	Vicki Baker
Chief Financial Officer	General Information
(301) 220-5400	(703) 796-1798

FOR IMMEDIATE RELEASE

MONDAY, JUNE 4, 2007

MHI HOSPITALITY CORPORATION TO PURCHASE CROWNE PLAZA SIAN RESORT

IN HOLLYWOOD, FLORIDA FOR $74 MILLION

Williamsburg, VA – June 4, 2007 – MHI Hospitality Corporation (AMEX: MDH) (“MHI”) announced today that its subsidiary, MHI Hollywood LLC, has entered into a definitive agreement to purchase the Crowne Plaza SIAN Resort in Hollywood, Florida for $74,000,000 from developer MCZ/Centrum VI Owner, L.L.C. (“MCZ/Centrum”). Under the agreement, the hotel will be purchased in fee simple. MHI had previously announced an agreement to acquire the commercial space of the hotel, which was initially structured as a condominium hotel. As outlined by the purchase agreement, the condominium aspects of the hotel will be eliminated.

The newly renovated 311-room Crowne Plaza Sian Resort is located on a barrier island on the South Florida coast between the Intracoastal Waterway and the Atlantic Ocean. The resort hotel features approximately 12,000 square feet of meeting space, a retail food and beverage outlet, a large outdoor swimming pool and 300 valet parking spaces. A contiguous hotel development site owned by MCZ/Centrum will be leased to the purchaser for a term of four years with an option to purchase the site at any time during the lease term.

Andrew M. Sims, President and Chief Executive Officer of MHI Hospitality Corporation, commented, “The Crowne Plaza SIAN Resort, with its prime South Florida coastal location, is an attractive and highly promising property. The resort also extends our footprint into the dynamic south Florida hospitality market.”

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MHI Hospitality Corporation

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MHI intends to complete the transaction through a joint venture structure and intends to retain a 25% equity position in the hotel. Closing is subject to customary conditions and is expected to take place late in the third quarter of 2007.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale and upper upscale full service hotels in the Mid-Atlantic, Midwest and Southeastern United States. Currently, the company’s portfolio consists of seven properties comprising 1,723 rooms, all of which operate under the Hilton, InterContinental Hotels Group and Starwood Hotels and Resorts brands. In addition, the company has a leasehold interest in the common areas of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is listed on the Russell Microcap™ Index. The company is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism, risks associated with the hotel and hospitality business, the availability of capital, the ability of the company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the company’s current and periodic filings with the Securities and Exchange Commission. The company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.